Exhibit 99.2

Everbridge Announces Pricing of Public Offering of Common Stock

BURLINGTON, MA, January 15, 2019 – Everbridge, Inc. (Nasdaq: EVBG) today announced the pricing of an underwritten public offering of 2,300,000 shares of its common stock, all of which are being offered by Everbridge, at a price to the public of $55.25 per share. The offering is expected to close on or about January 18, 2019, subject to satisfaction of customary closing conditions. Everbridge has granted the underwriters a 30-day option to purchase up to an additional 345,000 shares of common stock from it at the public offering price, less underwriting discounts and commissions.

J.P. Morgan, BofA Merrill Lynch and Credit Suisse are acting as joint book-running managers in the offering. Stifel, KeyBanc Capital Markets, Canaccord Genuity, Needham & Company, Raymond James, SunTrust Robinson Humphrey, William Blair, and Northland Capital Markets will act as co-managers. The offering is being made pursuant to a shelf registration statement, including a base prospectus, filed by Everbridge with the Securities and Exchange Commission (SEC), which was effective upon filing. The offering may be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus may also be obtained, when available, from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; or from BofA Merrill Lynch NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department, or by email at dg.prospectus_requests@baml.com; or from Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, Eleven Madison Avenue, 3rd Floor, New York, NY 10010, by telephone at 1-800-221-1037, or by email at ecm.prospectus@credit-suisse.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there by any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Everbridge

Everbridge, Inc. is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to keep people safe and businesses running faster. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events such as IT outages, cyber-attacks or other incidents such as product recalls or supply-chain interruptions, over 4,200 global customers rely on the company’s SaaS-based platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes, and track progress on executing response plans. The company’s platform sent over 2.8 billion messages in 2018, and offers the ability to reach more than 200 countries and territories with secure delivery to over 100 different communication devices. The company’s critical communications and enterprise safety applications include Mass Notification, Incident Management, Safety Connection™, IT Alerting, Visual Command Center, Crisis Commander, Community Engagement™ and Secure Messaging. Everbridge serves 9 of the 10 largest U.S. cities, 9 of the 10 largest U.S.-based investment banks, all four of the largest global accounting firms, 25 of the 25 busiest North American airports, six of the 10 largest global consulting firms, six of the 10 largest global auto makers, all four of the largest global accounting firms, four of the 10 largest U.S.-based health care providers and four of the 10 largest U.S.-based health insurers. Everbridge is based in Boston and Los Angeles with additional offices in Lansing, San Francisco, Beijing, Bangalore, Kolkata, London, Munich, Oslo, Stockholm and Tilburg.

Cautionary Note on Forward-Looking Statements

This press release includes certain disclosures which contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding our expectations regarding the anticipated closing of the public offering. The words “anticipate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on our current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include risks related to the satisfaction of closing conditions and other factors that are set forth in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, under the caption “Risk Factors.” The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.